EXIDE ELECTRONICS GROUP, INC.
STATEMENT OF COMPUTATION OF PER SHARE EARNINGS
(in thousands, except per share data)

EXHIBIT 11

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
PRIMARY

                                                            Three Months Ended       Six Months Ended
                                                                 March 31,               March 31,
                                                            -------------------      -----------------
                                                              1995         1994        1995       1994
                                                              ----         ----        ----       ----
 Net income (loss)                                           $(2,574)     $  522     $ (325)     $2,409
Preferred stock dividends                                         197        198         395        396
                                                                  ---        ---         ---        ---
 Net income (loss) applicable to common shareholders         $(2,771)     $  324     $ (720)     $2,013
                                                             =======      ======     ======      ======

 Net income (loss) per common and equivalent share           $ (0.36)     $ 0.04     $(0.09)     $ 0.26
                                                             =======      ======     ======      ======
Primary Share Base:

Weighted average number of common shares
   outstanding                                                  7,758      7,672       7,726      7,641
Weighted average number of common
   stock equivalents                                                -        128           -        137
                                                                             ---                    ---
Weighted average number of common and
   equivalent shares outstanding                                7,758      7,800       7,726      7,778
                                                                =====      =====       =====      =====


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

FULLY DILUTED (1)
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
                                                            Three Months Ended        Six Months Ended
                                                                 March 31,               March 31,
                                                            --------------------     ------------------
                                                                 1995       1994        1995       1994
                                                                 ----       ----        ----       ----
 Net income (loss)                                           $(2,574)     $  522     $ (325)     $2,409
Add interest on convertible notes, net of taxes                   188        227         377        429
                                                                  ---        ---         ---        ---
Net income (loss) applicable to common shareholders,
      as adjusted                                            $(2,386)     $  749      $   52     $2,838
                                                             =======      ======      ======     ======

 Income (loss) per common and equivalent share               $ (0.25)     $ 0.08      $ 0.01     $ 0.30
                                                             =======      ======      ======     ======

Fully Diluted Share Base:

Number of common shares outstanding,
   end of period                                                7,765      7,683       7,770      7,683
Assumed conversion of preferred stock and
   convertible notes                                            1,735      1,735       1,735      1,735
Weighted average number of common
   stock equivalents                                                -        123         125        123
                                                                             ---         ---        ---
Weighted average number of common and
   equivalent shares outstanding                                9,500      9,541       9,630      9,541
                                                                =====      =====       =====      =====


(1) This  calculation  is submitted in accordance  with  Regulation S-K item 601
(b)(11), although it is contrary to APB Opinion No. 15 because it includes the conversion of all convertible securities, even though the conversion of certain of these securities produces an anti-dilutive effect on fully diluted earnings per share.

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